EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-58607) and the related prospectus of Peoples Telephone Company,
Inc., and the Registration Statement (Form S-8 No. 33-58603) pertaining to stock option and incentive plans of Peoples Telephone Company, Inc. of our report dated March 8, 1996, with respect to the consolidated financial statements and schedule of Peoples Telephone Company, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.


                                               ERNST & YOUNG LLP

Miami, Florida
March 29, 1996